SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Genomic Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	38-3383038

(State of incorporation or organization)	(IRS Employer I.D. No.)

4335 Varsity Drive, Suite E, Ann Arbor, MI 48108

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

333-30246
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12 (g) of the Act:

Callable Common Stock, par value $.001 per share

Item 1. Description of Registrant’s Securities to be Registered

      Incorporated by reference to the information set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2000 (Registration No. 333-30246), as amended (including after the date hereof pursuant to Rule 424(b) under the Securities Act of 1933) (the“Registration Statement”).

Item 2. Exhibits

      The following exhibits are filed as a part of this registration statement:

1.	Form of Registrant’s callable common stock certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement.

2.	Amended and Restated Certificate of Incorporation, as currently in effect, incorporated by reference to Exhibit 3.1 to the Registration Statement.

3.	Second Amended and Restated Certificate of Incorporation to be filed prior to the closing of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.2 to the Registration Statement.

4.	Third Amended and Restated Certificate of Incorporation to be filed at the closing of the offering made under the Registration Statement, incorporated by reference to Exhibit 3.4 to the Registration Statement

4.	Bylaws, incorporated by reference to Exhibit 3.3 to the Registration Statement.

5.	Form of Amended and Restated Stockholders Agreement, dated as of January 25, 2000, among the Registrant and certain of its stockholders, incorporated by reference to Exhibit 4.2 to the Registration Statement.

6.	Registration Rights Agreement among the Registrant and certain of its warrantholders, incorporated by reference to Exhibit 4.7 to the Registration Statement.

7.	Warrant among the Registrant and ESA, Inc., dated October 13, 1998, incorporated by reference to Exhibit 4.9 to the Registration Statement.

8.	Form of Amended and Restated Callable Warrant among the Registrant and ESA, Inc., incorporated by reference to Exhibit 4.9(b) to the Registration Statement.

9.	Form of Cancelable Above $5.00 Liquidity Event Warrant among the Registrant and certain warrantholders, dated April 23, 1999, incorporated by reference to Exhibit 4.10 to the Registration Statement.

10.	Form of Cancelable at $5.00 Liquidity Event Warrant among the Registrant and certain warrantholders, dated April 23, 1999, incorporated by reference to Exhibit 4.11 to the Registration Statement.

11.	Form of Noncancelable Warrant among the Registrant and certain warrantholders, dated April 23, 1999, incorporated by reference to Exhibit 4.12 to the Registration Statement.

12.	Form of Cancelable Above $5.00 Liquidity Event Warrant among the Registrant and certain warrantholders, dated October 28 1999, incorporated by reference to Exhibit 4.13 to the Registration Statement.

13.	Form of Cancelable at $5.00 Liquidity Event Warrant among the Registrant and certain warrantholders, dated October 28, 1999, incorporated by reference to Exhibit 4.14 to the Registration Statement.

14.	Form of Noncancelable Warrant among the Registrant and certain warrantholders, dated October 28, 1999, incorporated by reference to Exhibit 4.15 to the Registration Statement.

15.	Registration Rights Agreement among the Registrant and Jeffrey S. Williams, incorporated by reference to Exhibit 4.19 to the Registration Statement.

16.	Form of Securities Purchase Agreement between PerkinElmer, Inc. and holders of Genomic Solutions Equity Securities, incorporated by reference to Exhibit 4.20 to the Registration Statement.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 2, 2000		Genomic Solutions Inc.

	By:	/s/ Jeffrey S. Williams

Jeffrey S. Williams, Chief Executive Officer and President